Exhibit 99.1

VMware Reports Third Quarter 2015 Results

- Year-over-Year Revenue Growth of 10% to $1.67 Billion; up 14% on a constant currency basis

- GAAP net income per diluted share of $0.60, up 35% YoY; Non-GAAP net income per diluted share of $1.02, an increase of 18% YoY

PALO ALTO, Calif., October 20, 2015 — VMware, Inc. (NYSE: VMW), a leader in cloud infrastructure and business mobility, today announced financial results for the third quarter of 2015:

•	Revenues for the third quarter were $1.67 billion, an increase of 10% from the third quarter of 2014, or up 14% year-over-year in constant currency.

•	License revenues for the third quarter were $681 million, an increase of 7% from the third quarter of 2014, or up 11% year-over-year in constant currency.

•	GAAP net income for the third quarter was $256 million, or $0.60 per diluted share, up 35% per diluted share compared to $194 million, or $0.45 per diluted share, for the third quarter of 2014. Non-GAAP net income for the quarter was $433 million, or $1.02 per diluted share, up 18% per diluted share compared to $377 million, or $0.87 per diluted share, for the third quarter of 2014.

•	GAAP operating income for the third quarter was $326 million, an increase of 35% from the third quarter of 2014. Non-GAAP operating income for the third quarter was $527 million, an increase of 15% from the third quarter of 2014.

•	Operating cash flows for the third quarter were $411 million. Free cash flows for the quarter were $321 million.

•	Cash, cash equivalents and short-term investments were $7.22 billion, and unearned revenues were $4.69 billion as of September 30, 2015.

•	Total revenues plus sequential change in total unearned revenues grew 3% year-over-year, and grew 8% year-over-year when adjusted for constant currency.

•	License revenues plus sequential change in unearned license revenues increased 2% year-over-year, and grew 7% year-over-year when adjusted for constant currency.

“Our solid third-quarter financial results reflect VMware’s strength in delivering extraordinary value to our customers,” said Pat Gelsinger, chief executive officer, VMware. “We are very optimistic about the long term value to VMware of the Dell and EMC plans to merge and the formation of the Cloud Services Business. VMware’s mission and strategy remain unchanged as we continue to deliver extraordinary value to our customers through the power of disruptive innovation.”

“Consistent with our third-quarter earnings pre-announcement, I’m pleased with our overall Q3 results, with total revenue exceeding the high end of our guidance range,” said Jonathan Chadwick, chief financial officer, chief operating officer and executive vice president, VMware.

Recent Highlights & Strategic Announcements

•	Last week, VMware announced preliminary results for Q3 2015 in conjunction with the announcement by Dell and EMC that Dell is intending to acquire EMC, while maintaining VMware as an independent publicly-traded company.

•	VMware and EMC announced plans to form a new Cloud Services Business, jointly owned 50:50 by EMC and VMware, and offering customers the industry’s most comprehensive hybrid cloud portfolio. This new Federation business will bring together vCloud Air, Virtustream, object storage and managed cloud services into one company under the Virtustream brand. The transaction is expected to close in early 2016, and VMware expects to consolidate Virtustream’s results into its financial statements beginning in Q1 2016.

•	At VMworld 2015, VMware recently hosted over 32,000 customers, partners and influencers in San Francisco and Barcelona and announced a wave of new products, services and partner updates designed to help customers transform their businesses and embrace a new model for IT.

•	VMware announced new public cloud offerings for VMware vCloud Air, including object storage services and a global DNS service. VMware vCloud Air Object Storage is a portfolio of highly-scalable, reliable and cost effective storage services for unstructured data powered by Google Cloud Platform and EMC.

•	The company announced a major refresh of its Cloud Management Platform including vRealize Automation 7.0 and vRealize Business. Enhancements include the ability to deliver applications with application-centric networking and security across clouds and increased transparency and control over the cost and quality of IT services through a single dashboard.

•	VMware added to its cloud-native technology portfolio with two new projects designed to meet enterprise IT requirements across security and isolation, service level agreements, data persistence, networking services and management. VMware vSphere Integrated Containers will enable IT teams to run cloud-native applications on-premises and on VMware’s public cloud, vCloud Air. The VMware Photon Platform is a platform purpose-built for running Cloud-Native Applications.

•	In the End-User Computing space, VMware announced support of Windows 10 with AirWatch Enterprise Mobility Management, which will support all the new capabilities introduced in Windows 10. Also announced was Project A2 which promises to be a new Windows management and application delivery technology that combines unified endpoint management and configuration with the ability to seamlessly move existing Windows applications into the new Windows 10 environment. Additionally, the company announced the acquisition of Boxer, a privately held company that offers a comprehensive and secure personal information management (PIM) solution for mobile devices to businesses and consumers.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues which include year over year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware is the leader in virtualization and cloud infrastructure solutions that enable businesses to thrive in the Cloud Era. Customers rely on VMware to help them transform the way they build, deliver and consume Information Technology resources in a manner that is evolutionary and based on their specific needs. With 2014 revenues of $6 billion, VMware has more than 500,000 customers and 75,000 partners. The company is headquartered in Silicon Valley with offices throughout the world and can be found online at www.vmware.com.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, VMworld, vCloud, vCloud Air, vSphere, Photon Platform, vRealize and AirWatch, are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s future growth, the potential long-term value to VMware of both the Dell and EMC merger and the formation of the Cloud Services Business, including with respect to the Cloud Services Business the expected closing timing and the expectation to consolidate the Cloud Services Business’s results into VMware’s financial statements, as well as VMware vSphere Integrated Containers, Photon Platform and Project A2 technology previews and offerings. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) the uncertainty of customer acceptance of emerging technology; (vi) changes in the willingness of customers to enter into longer term licensing and support arrangements; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with EMC Corporation and EMC’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to EMC’s investment in VMware, and any changes that Dell may implement following the completion of the Dell-EMC merger; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the unsuccessful integration of acquired companies and assets into VMware; (xiii) VMware and EMC failing to sign definitive agreements, or subsequently satisfying closing conditions, related to the formation of the new Cloud Services Business; (xiv) the failure to satisfy required accounting requirements for consolidating the Cloud Services Business’s results into VMware’s financial statements or the timing of any such consolidation; (xv) disruptions to VMware’s business resulting from the pendency of EMC’s acquisition by Dell and the potential for loss of VMware customers due to uncertainty that the Dell-EMC transaction could have on VMware’s business; (xvi) the failure of Dell’s acquisition of EMC to close when anticipated, if at all; (xvii) the ability of VMware to realize synergies following Dell’s acquisition of EMC; (xviii) changes that Dell may make to EMC’s commercial arrangements with VMware following the closing of Dell’s acquisition of EMC; (xix) negative analyst or stockholder sentiment regarding VMware’s stock price due to the pending Dell-EMC merger; and (xx) the potential negative impact on VMware’s stock price due to any confusion or uncertainty caused by the VMware tracking stock that is expected to be issued by Dell to EMC stockholders in the transaction. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Joan Stone

VMware Global Communications

joanstone@vmware.com

650-427-4436

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
License	$681	$639	$1,896	$1,814
Services	991	876	2,883	2,519
GSA settlement	—	—	(76)	—

Total revenues	1,672	1,515	4,703	4,333
Operating expenses (1):
Cost of license revenues	46	46	142	143
Cost of services revenues	212	196	609	519
Research and development	331	327	958	936
Sales and marketing	556	529	1,656	1,550
General and administrative	201	169	568	498
Realignment charges	—	6	20	4

Operating income	326	242	750	683
Investment income	13	11	38	28
Interest expense with EMC	(7)	(7)	(20)	(18)
Other income (expense), net	(7)	(2)	(8)	(2)

Income before income taxes	325	244	760	691
Income tax provision	69	50	137	131

Net income	$256	$194	$623	$560

Net income per weighted-average share, basic for Class A and Class B	$0.61	$0.45	$1.47	$1.30
Net income per weighted-average share, diluted for Class A and Class B	$0.60	$0.45	$1.46	$1.29
Weighted-average shares, basic for Class A and Class B	422,329	430,463	424,799	430,408
Weighted-average shares, diluted for Class A and Class B	423,981	434,118	427,466	434,656

(1) Includes stock-based compensation as follows:

Cost of license revenues	$—	$1	$1	$2
Cost of services revenues	11	11	32	31
Research and development	56	61	164	187
Sales and marketing	43	43	124	128
General and administrative	16	17	47	51

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$2,083	$2,071
Short-term investments	5,139	5,004
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,011	1,520
Due from related parties, net	25	49
Deferred tax asset	254	248
Other current assets	150	238

Total current assets	8,662	9,130
Property and equipment, net	1,124	1,035
Other assets	175	174
Deferred tax asset	204	165
Intangible assets, net	645	748
Goodwill	3,981	3,964

Total assets	$14,791	$15,216

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$139	$203
Accrued expenses and other	622	811
Unearned revenues	2,989	2,982

Total current liabilities	3,750	3,996
Note payable to EMC	1,500	1,500
Unearned revenues	1,697	1,851
Other liabilities	310	283

Total liabilities	7,257	7,630
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 121,799 and 129,359 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	2,707	3,380
Accumulated other comprehensive income (loss)	(3)	(1)
Retained earnings	4,821	4,198

Total VMware, Inc.’s stockholders’ equity	7,529	7,581
Non-controlling interests	5	5

Total stockholders’ equity	7,534	7,586

Total liabilities and stockholders’ equity	$14,791	$15,216

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Operating activities:
Net income	$256	$194	$623	$560
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87	91	246	255
Stock-based compensation	126	133	368	399
Excess tax benefits from stock-based compensation	(1)	(8)	(27)	(34)
Deferred income taxes, net	(21)	(36)	(44)	(115)
Impairment of strategic investment	5	—	5	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	203	163	508	293
Other assets	27	(27)	14	(70)
Due to/from related parties, net	(32)	57	31	25
Accounts payable	(2)	49	(36)	41
Accrued expenses	(180)	(60)	(153)	(4)
Income taxes payable	71	65	24	178
Unearned revenues	(128)	(15)	(148)	237

Net cash provided by operating activities	411	606	1,411	1,765

Investing activities:
Additions to property and equipment	(90)	(100)	(274)	(254)
Purchases of available-for-sale securities	(580)	(998)	(2,675)	(2,974)
Sales of available-for-sale securities	326	610	1,700	1,551
Maturities of available-for-sale securities	317	162	840	483
Purchases of strategic investments	(7)	(1)	(11)	(41)
Business acquisitions, net of cash acquired	—	(44)	(21)	(1,112)
Decrease (increase) in restricted cash	76	—	77	(76)
Other investing	—	—	2	(10)

Net cash provided by (used in) investing activities	42	(371)	(362)	(2,433)

Financing activities:
Proceeds from issuance of common stock	55	59	123	158
Proceeds from issuance of note payable to EMC	—	—	—	1,050
Reduction in capital from EMC	—	—	—	(24)
Proceeds from non-controlling interests	—	7	4	7
Repurchase of common stock	(200)	(43)	(1,050)	(450)
Excess tax benefits from stock-based compensation	1	8	27	34
Shares repurchased for tax withholdings on vesting of restricted stock	(17)	(27)	(141)	(119)

Net cash provided by (used in) financing activities	(161)	4	(1,037)	656

Net increase (decrease) in cash and cash equivalents	292	239	12	(12)
Cash and cash equivalents at beginning of the period	1,791	2,054	2,071	2,305

Cash and cash equivalents at end of the period	$2,083	$2,293	$2,083	$2,293

Supplemental disclosures of cash flow information:
Cash paid for interest	$7	$7	$21	$20
Cash paid for taxes, net	19	19	155	65
Non-cash items:
Changes in capital additions, accrued but not paid	$(27)	$(14)	$(49)	$(3)
Fair value of stock-based awards assumed in acquisitions	—	1	—	25

VMware, Inc.

CONSTANT CURRENCY GROWTH IN REVENUES PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUES

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

Constant Currency Growth in Total Revenues Plus Sequential Change in Unearned Revenues

	Three Months Ended
	September 30,
	2015	2014
Total revenues, as reported	$1,672	$1,515
Sequential change in unearned revenues	(128)	(15)

Total revenues plus sequential change in unearned revenues	$1,544	$1,500

Change (%) over prior year, as reported	3%
Change (%) over prior year, including adjustment for impact of foreign currency (1)	8%

Constant Currency Growth in License Revenues Plus Sequential Change in Unearned License Revenues

	Three Months Ended
	September 30,
	2015	2014
Total license revenues as reported	$681	$639
Sequential change in unearned license revenues	(77)	(48)

Total license revenues plus sequential change in unearned license revenues	$604	$591

Change (%) over prior year, as reported	2%
Change (%) over prior year, including adjustment for impact of foreign currency (2)	7%

(1)	Percentage change compares total revenues plus sequential change in unearned revenues in constant currency for the three months ended September 30, 2015 versus total revenues plus sequential change in unearned revenues as reported for the three months ended September 30, 2014. See “Growth in Constant Currency” for more information.
(2)	Percentage change compares license revenues plus sequential change in unearned license revenues in constant currency for the three months ended September 30, 2015 versus license revenues plus sequential change in unearned license revenues as reported for the three months ended September 30, 2014. See “Growth in Constant Currency” for more information.

VMware, Inc.

SUPPLEMENTAL REVENUES SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2015	2014	2014	2014
Revenues as reported (1):
License	$681	$638	$576	$777	$639	$614
Software maintenance	863	829	813	803	779	737
Professional services	128	130	122	123	97	106
GSA settlement	—	(76)	—	—	—	—

Total revenues	$1,672	$1,521	$1,511	$1,703	$1,515	$1,457

Change (%) over prior year
License	6.6%	3.9%	2.7%	13.0%	13.4%	15.8%
Software maintenance	10.8%	12.4%	15.9%	14.9%	21.0%	20.0%
Professional services	31.3%	22.6%	24.6%	26.9%	18.6%	7.5%
GSA settlement	n/a	n/a	n/a	n/a	n/a	n/a

Total revenues	10.3%	4.4%	11.1%	14.8%	17.5%	17.2%

Revenues as reported, excluding GSA settlement (2)
License	$681	$638	$576	$777	$639	$614
Software maintenance	863	829	813	803	779	737
Professional services	128	130	122	123	97	106

Non-GAAP total revenues	$1,672	$1,597	$1,511	$1,703	$1,515	$1,457

Change (%) over prior year
License	6.6%	3.9%	2.7%	13.0%	13.4%	15.8%
Software maintenance	10.8%	12.4%	15.9%	14.9%	21.0%	20.0%
Professional services	31.3%	22.6%	24.6%	26.9%	18.6%	7.5%

Non-GAAP total revenues	10.3%	9.6%	11.1%	14.8%	17.5%	17.2%

(1)	Represents revenues reported each quarter.
(2)	Represents revenues reported each quarter less the reduction of revenues due to the GSA settlement recognized in the second quarter of 2015.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUES SCHEDULE

(in millions)

(unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2015	2014	2014	2014
Unearned revenues as reported (1)
License	$404	$481	$466	$488	$428	$476
Software maintenance	3,850	3,894	3,847	3,905	3,558	3,541
Professional services	432	438	431	440	389	372

Total unearned revenues	$4,686	$4,813	$4,744	$4,833	$4,375	$4,389

Change (%) over prior year
License	(5.6)%	1.1%	1.7%	4.9%	3.3%	11.5%
Software maintenance	8.2%	10.0%	13.9%	18.2%	21.2%	22.0%
Professional services	11.2%	17.9%	28.2%	36.0%	36.6%	39.7%

Total unearned revenues	7.1%	9.7%	13.7%	18.1%	20.3%	22.0%

(1)	Represents unearned revenues reported each quarter.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$46	—	—	(27)	—	—	$19
Cost of services revenues	$212	(11)	—	(1)	—	—	$200
Research and development	$331	(56)	—	—	—	—	$274
Sales and marketing	$556	(43)	(2)	(6)	—	—	$506
General and administrative	$201	(16)	—	(1)	(38)	—	$146
Operating income	$326	126	2	35	38	—	$527
Operating margin (2)	19.5%	7.5%	0.1%	2.1%	2.3%	—	31.5%
Other income (expense), net	$(7)	—	—	—	5	—	$(2)
Income before income taxes	$325	126	2	35	43	—	$531
Income tax provision	$69					29	$98
Tax rate (2)	21.4%						18.5%
Net Income	$256	126	2	35	43	(29)	$433
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.61	$0.30	$0.01	$0.08	$0.10	$(0.07)	$1.03
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.60	$0.30	$0.01	$0.08	$0.10	$(0.07)	$1.02

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 422,329 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 423,981 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$46	(1)	—	(28)	—	—	—	$18
Cost of services revenues	$196	(11)	—	—	—	—	—	$185
Research and development	$327	(61)	(1)	(2)	—	—	—	$264
Sales and marketing	$529	(43)	(2)	(5)	—	—	—	$478
General and administrative	$169	(17)	—	(1)	—	(41)	—	$110
Realignment charges	$6	—	—	—	(6)	—	—	$—
Operating income	$242	133	3	36	6	41	—	$460
Operating margin (2)	16.0%	8.8%	0.2%	2.4%	0.4%	2.7%	—	30.4%
Income before income taxes	$244	133	3	36	6	41	—	$462
Income tax provision	$50						36	$85
Tax rate (2)	20.4%							18.5%
Net Income	$194	133	3	36	6	41	(36)	$377
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$0.45	$0.31	$0.01	$0.08	$0.01	$0.10	$(0.08)	$0.88
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$0.45	$0.31	$0.01	$0.08	$0.01	$0.10	$(0.08)	$0.87

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,463 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,118 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Revenues:
GSA settlement	$(76)	—	—	—	—	—	76	—	—	$—
Total revenues	$4,703	—	—	—	—	—	76	—	—	$4,779
Operating expenses:
Cost of license revenues	$142	(1)	—	(82)	—	—	—	—	—	$59
Cost of services revenues	$609	(32)	(1)	(2)	—	—	—	—	—	$574
Research and development	$958	(164)	(2)	—	—	—	—	—	—	$792
Sales and marketing	$1,656	(124)	(4)	(21)	—	—	—	—	—	$1,507
General and administrative	$568	(47)	(2)	(2)	—	(123)	6	(11)	—	$389
Realignment charges	$20	—	—	—	(20)	—	—	—	—	$—
Operating income	$750	368	9	107	20	123	70	11	—	$1,458
Operating margin (2)	15.9%	7.8%	0.2%	2.3%	0.4%	2.6%	1.5%	0.2%	—	30.5%
Other income (expense), net	$(8)	—	—	—	—	2	—	—	—	$(6)
Income before income taxes	$760	368	9	107	20	124	70	11	—	$1,470
Income tax provision	$137								135	$272
Tax rate (2)	18.0%									18.5%
Net Income	$623	368	9	107	20	124	70	11	(135)	$1,198
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$1.47	$0.87	$0.02	$0.25	$0.05	$0.29	$0.16	$0.03	$(0.32)	$2.82
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$1.46	$0.86	$0.02	$0.25	$0.05	$0.29	$0.16	$0.03	$(0.32)	$2.80

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 424,799 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 427,466 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2014

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenues	$143	(2)	—	(79)	—	—	—	—	$61
Cost of services revenues	$519	(31)	(1)	(1)	—	—	—	—	$488
Research and development	$936	(187)	(3)	(5)	—	—	—	—	$742
Sales and marketing	$1,550	(128)	(3)	(14)	—	—	—	—	$1,402
General and administrative	$498	(51)	(1)	(1)	—	(107)	(11)	—	$328
Realignment charges	$4	—	—	—	(4)	—	—	—	$—
Operating income	$683	399	8	100	4	107	11	—	$1,312
Operating margin (2)	15.8%	9.2%	0.2%	2.3%	0.1%	2.5%	0.2%	—	30.3%
Other income (expense), net	$(2)	—	—	—	—	1	—	—	$(1)
Income before income taxes	$691	399	8	100	4	108	11	—	$1,321
Income tax provision	$131							114	$244
Tax rate (2)	18.9%								18.5%
Net Income	$560	399	8	100	4	108	11	(114)	$1,077
Net income per weighted-average share, basic for Class A and Class B (2) (3)	$1.30	$0.93	$0.02	$0.23	$0.01	$0.25	$0.02	$(0.26)	$2.50
Net income per weighted-average share, diluted for Class A and Class B (2) (4)	$1.29	$0.92	$0.02	$0.23	$0.01	$0.25	$0.02	$(0.26)	$2.48

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 430,408 basic weighted-average shares for Class A and Class B.
(4)	Calculated based upon 434,656 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUES BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
License	$681	$639	$1,896	$1,814
Services:
Software maintenance	863	779	2,505	2,217
Professional services	128	97	378	302

Total services	991	876	2,883	2,519
GSA settlement	—	—	(76)	—

Total revenues	$1,672	$1,515	$4,703	$4,333

Percentage of revenues:
License	40.8%	42.2%	40.3%	41.9%
Services:
Software maintenance	51.6%	51.4%	53.3%	51.2%
Professional services	7.6%	6.4%	8.0%	6.9%

Total services	59.2%	57.8%	61.3%	58.1%
GSA settlement	—%	—%	(1.6)%	—%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUES BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
United States	$861	$780	$2,364	$2,112
International	811	735	2,339	2,221

Total revenues	$1,672	$1,515	$4,703	$4,333

Percentage of revenues:
United States	51.5%	51.5%	50.3%	48.8%
International	48.5%	48.5%	49.7%	51.2%

Total revenues	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP cash flows from operating activities	$411	$606	$1,411	$1,765
Capital expenditures	(90)	(100)	(274)	(254)

Free cash flows	$321	$506	$1,137	$1,511

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP revenues, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, certain litigation and other contingencies, and the GSA settlement, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities in its treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for total revenues, excluding the GSA settlement, and unearned revenues; and (ii) data on the percentage change in total revenues and license revenues plus the sequential change in unearned revenues and unearned license revenues, respectively. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenues and unearned revenues across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond VMware’s control. Additionally, in order to establish the amount of expense to recognize for performance-based stock awards, which are also an element of ongoing stock-based compensation, VMware is required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. Acquisition and other-related items include direct costs of acquisitions and dispositions, such as transaction and advisory fees. Also included are accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware has committed to make to designated founders and key executives of AirWatch, subject to employment conditions and indemnification claims, if any. Additionally, charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude these items when looking for a consistent basis for comparison across accounting periods.

•	Certain litigation and other contingencies. VMware, from time to time may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying the matter.

•	GSA Settlement. During the second quarter of 2015, VMware reached an agreement with the Department of Justice (“DOJ”) and the General Services Administration (“GSA”) to resolve allegations that its sales practices between 2006 and 2013 had violated the federal False Claims Act. The settlement amount was $76 million and was recorded as a reduction of total revenues. VMware believes it is useful to exclude this amount because it does not consider it to be part of the ongoing operations of VMware’s business and because of the singular nature of the claims underlying the matter.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.

Growth in Constant Currency

A majority of VMware’s sales are denominated in the U.S. dollar; however, VMware also invoices and collects in the euro, the British pound, the Japanese yen, the Australian dollar and the Chinese renminbi in their respective regions. The U.S. dollar is the functional currency for all of VMware’s legal entities. At the time a non-U.S. dollar transaction is recorded, the value of the transaction is converted into U.S. dollars at the exchange rate in effect for the month in which each order is booked.

As a result, the amount of license and total revenues and unearned revenues derived from these transactions will be impacted by foreign exchange fluctuations. In order to provide a comparable framework for assessing how VMware’s business performed adjusted for the impact of foreign currency fluctuations, management analyzes year-over-year license and total revenue growth on a constant currency basis.

Revenue Growth in Constant Currency and Sequential Change in Unearned Revenues

License and total revenues recognized during the current period derived from non-U.S. dollar based transactions were converted into U.S. dollars using the exchange rates that were effective in the comparable prior year period. The calculated current period license and total revenues, adjusted for foreign currency fluctuations, is compared to the license and total revenues of the comparable prior year period, as reported, in calculating license and total revenue growth in constant currency.

Unearned license revenues and unearned total revenues at the end of the period, derived from non-U.S. dollar transactions recorded during the current period, were adjusted for foreign currency fluctuations using the exchange rates that were effective in the comparable prior year period. Unearned license revenues and unearned total revenues, adjusted for foreign currency fluctuations at the end of the period, are compared to unearned license revenues and unearned total revenues at the beginning of the period, as reported, in determining the sequential change in unearned revenues.